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                                                                Exhibit: 10.37FT



                                 SHAREHOLDER LOAN
                                       AND
                             MASTER PROMISSORY NOTE
                            FOR CREDIT LINE AGREEMENT

                                  VGFEP-25.DOC

$2,500,000.00                                             DATE: JANUARY 1, 1997

THIS IS AN AGREEMENT between VINCENT W GOETT ("SHAREHOLDER"), currently employed as Chairman, Chief Executive Officer and President of Futech Educational Products, Inc. and residing at 6400 N 48th Street, Paradise Valley, Arizona 85253-4076 and FUTECH EDUCATIONAL PRODUCTS, INC. ("FUTECH") residing at 2999 N 44 Street, Suite 225, Phoenix, Arizona, 85018-7472.

WHEREAS:

         A. Futech desires to extend to Shareholder, as of January 1, 1997, the opportunity to draw on available excess working capital funds up to a maximum loan amount of $2,500,000.00 (Two million five hundred thousand dollars) ("LOAN").

         B. Shareholder, as of January 1, 1997, desires to have access to the Loan made available by Futech.

         C. Shareholder and Futech agree to the following terms and conditions regarding the Loan:

            1. Interest shall be calculated on a monthly basis on the outstanding Loan balance at a rate equal to the prime lending rate plus 1% compounded daily. This rate shall be determined as of the last working day of each calendar month.

            2. The Loan will mature 5 (Five) years from this date which will be December 31, 2001 ("MATURITY"). All principal and interest will be due upon Maturity.

            3. Shareholder is granted the option to renew the loan for an additional period not to exceed 3 (Three) years. Shareholder must inform Futech, in writing, 60 days prior to Maturity if Shareholder is going to exercise the option.

            4. Shareholder may prepay, without penalty, all outstanding principal plus interest.

            5. If any payment obligation under this Note is not paid when due, the Shareholder promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

            6. If any of the following events of default occur, this Note and any other obligations of the Shareholder to the Futech, shall become due immediately, without demand or notice:

                1) the failure of the Shareholder to pay the principal and any accrued interest in full on or before the Due Date;

                2)  the death of the Shareholder(s);

                3) the filing of bankruptcy proceedings involving the Shareholder as a Debtor;

                4) the application for appointment of a receiver for the Shareholder;
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                5)  the making of a general assignment for the benefit of the
                    Shareholder's creditors;

                6) the insolvency of the Shareholder; or the misrepresentation by the Shareholder to the Futech for the purpose of obtaining or extending credit;

                7)  the termination of the Shareholder as an employee of Futech;

                8) the complete or partial reduction in the Shareholder's holdings of Futech's common stock below the current pledge amount (see 9. below)

            9. This Note is secured by a pledge of Shareholder's holdings of Futech common stock. Initially, the Shareholder pledges 4 (four) shares of Futech common stock for every $1.00 (One dollar) in loans. If, and when, Futech stock becomes publicly traded, the number of shares pledged by the Shareholder will be based on current share prices reviewed on a periodic basis as determined by Futech.

            10. Other Terms and Conditions:

                1. If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

                2. All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Shareholder waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

                3. No renewal or extension of this Note, delay in enforcing any right of the Futech under this Note, or assignment by Futech of this Note shall affect the liability of the Shareholder. All rights of Futech under this Note are cumulative and may be exercised concurrently or consecutively at Futech's option.

ACCORDINGLY, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

        1. Effective immediately, Futech will allow the Shareholder to draw, out of excess working capital funds, an amount not to exceed the Loan amount.

        2.  GENERAL

        2.1 This Agreement is the entire agreement between the parties upon the subject hereof and supersedes any prior or similar agreements upon the same subject.

        2.2 This Agreement shall inure to the benefit of, be binding upon and be enforceable by Shareholder, its nominees, successors, and assigns, and shall be binding upon and be enforceable by Futech, its nominees, successors, and assigns and legal representatives.
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        2.3 This Agreement shall be governed by and construed in accordance with the Federal law of the United States of America and the internal laws of the State of Arizona, without reference to the principles of conflicts of law.

        2.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this agreement this the
day of                 , 19   .

"Shareholder"


/s/ Vincent W. Goett
---------------------------------------
Vincent W. Goett

"Futech"


/s/ Vincent W. Goett
---------------------------------------

---------------------------------------
(Name and Title)

"Futech" (in witness of)


/s/ Charles M. Foley           1-2-97
---------------------------------------

Charles M. Foley, CFO
---------------------------------------
(Name and Title)